Exhibit 32
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                  Amendment of the Regulations of the Bond Loan
                         "Olimpia S.p.A. 1.5% 2001-2007"

                         amendment of Article 1 - Amount
                         -------------------------------

The bond loan "Olimpia S.p.A 1.5% 2001-2007," reimbursable in common shares of Olivetti S.p.A. ("Olivetti"), of 1,032,920,000 Euros (the "Bond Loan") consists of 263,500,000 bonds with a par value of 3.92 Euros each (the "Bond" and together the "Bonds") issued by Olimpia S.p.A. ("Issuer" or "Olimpia"), represented by 675 certificates ("Unit Certificates") of which

- 42 Certificates, each representing 5,000,000 Bonds and therefore with an individual par value of 19,600,000 Euros;
- 1 Certificate, representing 1,005,079 Bonds and therefore with a par value of 3,939,909.68 Euros;
- 25 Certificates, each representing 1,000,000 Bonds and therefore with an individual par value of 3,920,000 Euros;
- 1 Certificate, representing 920,000 Bonds and therefore with a par value of 3,606,400 Euros;
- 1 Certificate, representing 895,895 Bonds and therefore with a par value of 3,511,908.40 Euros;
- 1 Certificate, representing 501,125 Bonds and therefore with a par value of 1,964,410 Euros;
- 8 Certificates, each representing 500,000 Bonds and therefore with an individual par value of 1,960,000 Euros;
- 1 Certificate, representing 454,448 Bonds and therefore with a par value of 1,781,436.16 Euros;
- 1 Certificate, representing 435,655 Bonds and therefore with a par value of 1,707,767.60 Euros;
- 1 Certificate, representing 263,551 Bonds and therefore with a par value of 1,033,119.92 Euros;
- 1 Certificate, representing 263,499 Bonds and therefore with a par value of 1,032,916.08 Euros;
- 1 Certificate, representing 262,604 Bonds and therefore with a par value of 1,029,407.68 Euros;
- 10 Certificates, each representing 200,000 Bonds and therefore with an individual par value of 784,000 Euros;
- 1 Certificate, representing 105,399 Bonds and therefore with a par value of 413,164.08 Euros;
- 1 Certificate, representing 103,472 Bonds and therefore with a par value of 405,610.24 Euros;
- 115 Certificates, each representing 100,000 Bonds and therefore with an individual par value of 392,000 Euros;
- 1 Certificate, representing 76,672 Bonds and therefore with a par value of 300,554.24 Euros;
- 1 Certificate, representing 67,247 Bonds and therefore with a par value of 263,608.24 Euros;
- 1 Certificate, representing 61,313 Bonds and therefore with a par value of 240,346.96 Euros;
- 1 Certificate, representing 53,940 Bonds and therefore with a par value of 211,444.80 Euros;
- 40 Certificates, each representing 50,000 Bonds and therefore with an individual par value of 196,000 Euros;

- 1 Certificate, representing 48,935 Bonds and therefore with a par value of 191,825.20 Euros;
- 1 Certificate, representing 46,474 Bonds and therefore with a par value of 182,178.08 Euros;
- 5 Certificates, each representing 40,982 Bonds and therefore with an individual par value of 160,649.44 Euros;
- 1 Certificate, representing 37,450 Bonds and therefore with a par value of 146,804 Euros;
- 1 Certificate, representing 36,289 Bonds and therefore with a par value of 142,252.88 Euros;
- 1 Certificate, representing 23,418 Bonds and therefore with a par value of 91,798.56 Euros;
- 160 Certificates, each representing 13,000 Bonds and therefore with an individual par value of 50,960 Euros;
- 5 Certificates, each representing 10,525 Bonds and therefore with an individual par value of 41,258 Euros;
- 92 Certificates, each representing 10,000 Bonds and therefore with an individual par value of 39,200 Euros;
- 72 Certificates, each representing 1,000 Bonds and therefore with an individual par value of 3,920 Euros;
- 79 Certificates, each representing 100 Bonds and therefore with an individual par value of 392 Euros;
- 2 Certificates, each representing 50 Bonds and therefore with an individual par value of 196 Euros.

The certificates are registered, freely transferable by the methods set forth in
Article 2022 of the Civil Code, and not divisible nor groupable, except as set forth in Article 7 below.

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     amendment to item a) of Article 10 - Adjustment of the Exchange Parity

                                 --- Omissis ---

a) capital increases, by an offer of a new share option, including for the service of the bonds--directly or indirectly--convertible, or cum warrant or for the service of warrants or similar securities valid for subscription of Olivetti shares or any other similar operation, an amount corresponding to the formula below ("Amount Allocated") will be allocated in connection with the total number of bonds outstanding: VDO x NT x Exchange Parity = Amount Allocated

     The Amount Allocated (plus interest) will be paid--proportionately to the number of bonds to be reimbursed--to each bondholder at the time of reimbursement of the bonds or exercise of the rights referred to in Article
     13. The value of the option right (VDO) is determined as the average of the official stock exchange prices of the option rights for the entire trading period.
     NT is defined in Article 11.2 below.

                                 --- Omissis ---













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